POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby constitutes and appoints each of Matthew J.
Roberts and John Orta, signing singly, with full
power of substitution, as the undersigned's true and
lawful attorney-in-fact to:
(1)  prepare, execute in the undersigned's name and
on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes
and passwords enabling the undersigned to make
electronic filings with the SEC of reports required
by Section 16(a) of the Securities Exchange Act of
1934 or any rule or regulation of the SEC;
(2)  execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or
director of OpenTable, Inc. (the "Company") and/or
10% holder of the Company's capital stock, Forms 3,
4, and 5 and any amendments thereto in accordance
with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
(3)  do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3,
4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with
the SEC and any stock exchange or similar authority;
and
(4)  take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned
might or could do if personally present, with full
power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the rights
and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange
Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 25th day
of January, 2010.
Signature:  /s/ Jeffrey D. Jordan
                  Jeffrey D. Jordan







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